                                                                      EXHIBIT 23



                               CONSENT OF COUNSEL


     I consent to the reference to me under the heading "Item 1. Legal Proceedings" in Part II of the Quarterly Report on Form 10-Q of Meritor Automotive, Inc. ("Meritor") for the quarterly period ended December 31, 1998, and to the incorporation by reference of such reference into Meritor's Registration Statement on Form S-8 (Registration No. 333-35403) pertaining to the Meritor Savings Plan; Meritor's Registration Statement on Form S-8 (Registration No. 333-35407) pertaining to the Meritor 1997 Long-Term Incentives Plan; and Meritor's Registration Statement on Form S-3 (Registration No. 333-49777) pertaining to debt securities.



                                                  /s/ M. Lee Murrah
                                                  -----------------
                                                    M. Lee Murrah
                                             Assistant General Counsel of
                                               Meritor Automotive, Inc.

Date: February 12, 1999